Exhibit 10.1

Convertible Loan Extension Agreement

This Convertible Loan Extension Agreement (“Extension”) is entered into as of October23, 2022 (the “Extension Effective Date”), by and between Orgenesis Inc. (“Borrower”) and Yehuda Nir (“Lender”). Borrower and Lender may each be referred to herein as a “Party,” and collectively as the “Parties”. Any term not defined herein shall have the meaning ascribed to it in the CN (as defined below).

WHEREAS: Lender and Borrower are parties to that certain Convertible Loan Agreement, dated April 21, 2022, ( “Original Effective Date”), as amended on May 11, 2022 (“CN”), for the loan amount of US$ 5,000,000 attached hereto as Exhibit A; and

WHEREAS: Lender and Borrower wish to revise the terms of the CN in accordance with the terms herein;

NOW THEREFORE, the Parties hereby agree as follows:

1	Interest Rate

1.1 Commencing as of the Original Effective Date, interest shall accrue on the unconverted and then outstanding Loan Amount at the rate of 10% per annum (“Interest Rate”).

2	Maturity Date Extension

2.1 The Maturity Date under the CN shall be extended from July 21, 2023 to January 20, 2024 (the “Maturity Date”).

3	Warrants

3.1 The Borrower shall issue the Lender a warrant registered in the name of such Lender, or in such nominee name(s) as designated by such Lender, representing the right to purchase 1,111,111 shares of Common Stock, at an exercise price per share of $2.50 per share. Such warrant will be exercisable at any time beginning six (6) months and one day after the Extension Effective Date and ending thirty-six (36) months after the Extension Effective Date.

3.2 The warrant in Section 3.1 above shall be in addition to Warrant dated April 21, 2022 and granted pursuant to Section 1(b) of the CN (the “Original Warrant”).

4	Conversion Price.

4.1 The Conversion Price for conversion of the outstanding amount as defined in Section 2(a)a. of the CN shall be amended to “a price per share of $2.50 per share” instead of $4.50 per share.

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5	Exhibit A. Exhibit A of the CN shall be amended as follows:

Name of Lender	Loan Amount	Number of Warrants	Date
Yehuda Nir	$5,000,000	277,778	April 21st, 2022
Yehuda Nir		1,111,111	October 23 , 2022
Total	$5,000,000	1,388,889

6	General Provisions.

6.1 The CN is hereby amended only to the extent necessary to give full effect to this Extension. Unless expressly specified herein, all other terms and conditions specified in the CN shall apply and shall remain in full force and effect. Capitalized terms used not defined herein shall have the meaning ascribed to them in the CN. In the event of any conflict between the terms of this Extension and the terms of the CN, the terms of this Extension shall control. Without limiting the aforesaid, the Borrower hereby represents that all approvals required with respect to this Extension have been obtained by the Borrower.

6.2 This Extension may be executed in any number of counterparts, including in facsimile and scanned format, each of which shall be deemed an original and enforceable against the Party actually executing such counterpart and all of which together shall constitute one and the same instrument.

6.3 The Borrower shall promptly make any and all reports required with respect to this Extension.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have executed this Extension to Convertible Loan Agreement as of the date first above written.

THE LENDER:

/s/ Yehuda Nir
Yehuda Nir

ORGENESIS INC.

By:	/s/ Vered Caplan

Name:	Vered Caplan
Title:	Chief Executive Officer

Address:	20271 Goldenrod Lane
Germantown, Maryland, 20776 USA

[Signature page to the Extension to Convertible Loan Agreement between Orgenesis Inc. and Yehuda Nir]

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Exhibit A - Convertible Loan Agreement

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